Exhibit 99.1

China Public Security Technology Closes $40 Million Equity Investment

Tuesday October 30, 7:00 am ET

SHENZHEN, China, Oct. 30 /Xinhua-PRNewswire-FirstCall/ -- China Public Security Technology, Inc. (OTC Bulletin Board: CPBY - News; "China Public Security" or "the Company"), a leading provider of public security information technology and Geographic Information Systems ("GIS") software services, today announced that it successfully completed the closing of its previously announced private placement. On October 29, 2007, the Company sold 5,000,000 shares of its common stock to certain accredited investors, including certain funds managed by Clinton Group, Inc. and Sansar Capital Management, LLC, for gross proceeds of approximately $40 million, or a price per share of $8.00. The shares represent approximately 11% of the issued and outstanding capital stock of the Company on a fully-diluted basis. Roth Capital Partners, LLC and Brean Murray, Carret & Co., LLC served as co-lead placement agents.

The Company will use the net proceeds from the private placement for general working capital purposes, expansion of the current business and possible acquisition opportunities. The Company also agreed to use its reasonable best efforts to have its common stock listed and traded on the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market by June 30, 2008.

"We are extremely pleased with the successful closing of the private placement and with the involvement of institutional investors such as the Clinton Group and Sansar," stated Mr. Jiang Huai Lin, the Company's CEO. "We believe that the proceeds will enable us to enhance our product offering, expand our market share outside of Guangdong Province and strengthen our competitive advantages in the public security space in China."

The common stock that was sold to the investors is not registered under the Securities Act of 1933. Accordingly, the shares may not be offered or sold in the United States, except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act. China Public Security has agreed to file a registration statement covering the re-sale of these shares by the investors. This press release does not constitute an offer to sell or the solicitation of an offer to buy the common stock.

For more detailed information on the financing referred to in this release, see the Company's Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on October 25, 2007 and the Current Report on Form 8-K to be filed by the Company on or about October 30, 2007.

About China Public Security Technology, Inc.

Through its wholly-owned Chinese subsidiary, CPST is focused on the development and implementation of large scale, high-tech, public security and Geographic Information System (GIS) related projects. The Company provides a broad portfolio of fully integrated solutions and services, including public security information technology (First Responder Coordination Platform, Intelligent Border Control and Intelligent Security Surveillance), Geographic Information System (Police-use GIS and Civil-use GIS), and e-Government Platform services, software sales and maintenance. Through its exclusive contractual arrangement with Shenzhen iASPEC Software Engineering Company Limited (iASPEC), CPST has the licenses to 16 registered and copyrighted software applications in China, and acts as iASPEC's exclusive subcontractor to all its customers. To learn more about the Company, please visit the corporate website at http://www.chinacpby.com.

Safe Harbor Statement

This press release may contain certain "forward-looking statements" relating to the business of China Public Security Technology, Inc. and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements," including statements regarding: the business strategy, plans and objectives of the Company and its subsidiaries; the ability of the Company to achieve its commercial objectives, including enhancing its product offering, expanding its market share and strengthening its competitive advantages in the public security space in China; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website ( http://www.sec.gov ). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

For more information, please contact:

Company Contact:
Mr. Michael Lin
Vice President, Investor Relations
China Public Security Technology, Inc.
Tel: +1-949-743-0868
Email: mlin@chinacpby.com

Investor Relations Contact:
Mr. Crocker Coulson
President
CCG Elite Investor Relations
Tel: +1-646-213-1915 (NY office)
Email: crocker.coulson@ccgir.com